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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


     DATE OF REPORT (Date of earliest event reported):  AUGUST 21, 1996



                             ENERGY VENTURES, INC.
               (Exact name of registrant as specified in charter)


        DELAWARE                      0-7265                            04-2515019
(State of Incorporation)       (Commission File No.)       (I.R.S. Employer Identification No.)
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            5 POST OAK PARK, SUITE 1760,
                   HOUSTON, TEXAS                                    77027-3415
      (Address of Principal Executive Offices)                       (Zip Code)


      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (713) 297-8400


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                        Exhibit Index Appears on Page 4
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ITEM 5.  OTHER EVENTS.

         On August 21, 1996, Energy Ventures, Inc., a Delaware corporation (the
"Company"), completed the acquisition (the "Noble Acquisition") from Noble
Drilling Corporation, a Delaware corporation ("Noble"), of two barge drilling rigs that are currently operating in Nigeria pursuant to an Asset Purchase
Agreement (the "Agreement") dated as of June 21, 1996, by and between the Company and Mallard Bay Drilling, Inc., a Louisiana corporation and wholly owned subsidiary of the Company, and Noble and Noble Drilling (West Africa)
Inc., a Delaware corporation. Under the terms of the Agreement, the Company acquired the two rigs from Noble in exchange for $24.5 million in cash and a $7.5 million drill pipe credit. The cash consideration paid in the Noble
Acquisition was funded with a portion of the net proceeds from the Company's recent public offering of Common Stock completed on July 26, 1996.

         In connection with the closing of the Noble Acquisition, the Company also has entered into long-term drilling contracts with The Shell Petroleum
Development Company of Nigeria Ltd. for the operation of the rigs after the closing.

         A copy of the press release announcing the closing of the Noble
Acquisition is filed as Exhibit 99.1 and is hereby incorporated herein by reference.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

         (a)     Financial statements of business acquired.

                 None.

         (b)     Pro forma financial information.

                 None.

         (c)     Exhibits.

        99.1     -   Press Release of the Company dated August 22, 1996,
                     announcing the closing of the Noble Acquisition.





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ENERGY VENTURES, INC.




Dated: August 22, 1996                           /s/ JAMES G. KILEY
                                        ----------------------------------------
                                                     James G. Kiley
                                                   Vice President and
                                                 Chief Financial Officer





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                              INDEX TO EXHIBITS


        Number                           Exhibit
        ------                           -------

         99.1 Press Release of the Company dated August 22, 1996, announcing the closing of the Noble Acquisition.





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